UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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YAK COMMUNICATIONS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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YAK COMMUNICATIONS INC.

300 Consilium Place

Suite 500

Toronto, Ontario M1H 3G2

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on December 16, 2004

Dear Shareholder:

You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Yak Communications Inc., a Florida corporation (the “Company”), to be held at 10:00 a.m., local time, on December 16, 2004 at the Company’s corporate headquarters located at 300 Consilium Place, Suite 500, Toronto, Ontario M1H 3G2 for the following purposes:

1.	To elect seven directors of the Company, each to serve a one-year term until the 2005 Annual Meeting of Shareholders. The current Board of Directors has nominated and recommended for such election as directors the following persons: Charles Zwebner, Anthony Greenwood, Anthony Heller, Adrian Garbacz, Joseph Grunwald, Kevin Crumbo and R. Gregory Breetz, Jr.

2.	To approve the appointment of independent auditors.

3.	To transact such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on October 18, 2004, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournments or postponements thereof. Such shareholders may vote in person or by proxy. The accompanying form of proxy is solicited by the Board of Directors of the Company.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED ENVELOPE, ENCLOSED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU CHOOSE, YOU MAY STILL VOTE IN PERSON AT THE ANNUAL MEETING EVEN THOUGH YOU PREVIOUSLY SUBMITTED A PROXY CARD.

By Order of the Board of Directors,

Charles Zwebner

Chairman of the Board of Directors and Chief

Executive Officer

November 11, 2004

YAK COMMUNICATIONS INC.

300 Consilium Place

Suite 500

Toronto, Ontario M1H 3G2

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON

December 16, 2004

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Yak Communications Inc., a Florida corporation (the “Company”), in connection with the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at 10:00 a.m., local time, on December 16, 2004, at the Company’s corporate headquarters located at 300 Consilium Place, Suite 500, Toronto, Ontario M1H 3G2 and at any adjournments or postponements thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This solicitation is made by the Board of Directors of the Company. This Proxy Statement and the accompanying Proxy Card are being mailed on or about November 11, 2004 to shareholders of record of the Company on October 18, 2004 (the “Record Date”).

Please complete, date and sign the accompanying Proxy Card and return it promptly to the Company in the enclosed envelope.

Shareholders Entitled to Vote.    Holders of record of the Company’s common stock, no par value (the “Common Stock”), at the close of business on the Record Date are entitled to receive Notice of the Annual Meeting and vote such shares held by them at the Annual Meeting or at any adjournments or postponements thereof. Each share of Common Stock outstanding on the Record Date entitles its holder to cast one vote on (1) to elect seven directors to hold office until their successors shall be elected and shall have been duly qualified, (2) to approve the Company’s appointment of independent auditors, and (3) on any other matter that may properly come before the Annual Meeting or any adjournment thereof. As of October 18, 2004, there were 12,897,250 shares of Common Stock outstanding. The Company has no other shares of capital stock issued and outstanding.

The Board unanimously recommends adoption of all the matters to be submitted to the shareholders at the Annual Shareholders Meeting.

Quorum.    The presence at the meeting, either in person or by proxy, of shareholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions, votes withheld and broker non-votes, i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not voting on a particular proposal, will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining if a quorum exists. Abstentions will have the effect of votes against a particular proposal, and broker non-votes will have no effect on the outcome of the vote on a particular proposal. Shareholders are not entitled to cumulative voting in the election of directors. Directors are elected by the affirmative vote of a plurality of the votes of the shares entitled to vote, present in person or represented by proxy, and votes may be cast in favor of or withheld from each director nominee.

Voting.    If the accompanying Proxy Card is properly signed, returned to the Company and not revoked, it will be voted as directed by the shareholder. The persons designated as proxy holders on the Proxy Card will, unless otherwise directed, vote the shares represented by such proxy IN FAVOR OF the election of all nominees for the Board of Directors named in this Proxy Statement, IN FAVOR OF the appointment of the Company’s independent auditors, and as recommended by the Board of Directors with regard to any other matters, or, if no such recommendation is given, in their own discretion.

Revocation of a Proxy.    A shareholder may revoke a previously granted proxy at any time before it is exercised by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

You should rely only on the information provided in this Proxy Statement. The Company has authorized no one to provide you with different information. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date of this Proxy Statement or, where information relates to another date set forth in this Proxy Statement, then as of that date.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors of the Company has seven members, Charles Zwebner, Anthony Greenwood, Anthony Heller, Adrian Garbacz, Joseph Grunwald, Kevin Crumbo and R. Gregory Breetz, Jr. The terms of such directors expire at the Annual Meeting. Messrs. Zwebner, Greenwood, Heller, Garbacz, Grunwald, Crumbo and Breetz have been nominated and recommended for election to serve as directors for a term expiring at the 2005 Annual Meeting of Shareholders. If, for any reason, at the time of election, any of the nominees named should decline or be unable to accept his nomination or election, it is intended that such proxy will be voted in favor of the election, in the nominee’s place, of a substituted nominee, who would be recommended by the Board of Directors. The Board of Directors, however, has no reason to believe that any of the nominees will be unable or unwilling to serve as a director.

Information Regarding Nominees

The information set forth below is submitted with respect to the nominees for election to the Board of Directors for a term expiring at the 2005 Annual Meeting of Shareholders. There are no family relationships among any of the directors of the Company.

CHARLES ZWEBNER.

Mr. Zwebner, 46, is the founder of the Company, and has served as our President, Chief Executive Officer, and Chairman of our Board of Directors since our inception in December 1998. Prior to organizing the Company, he served as the President of CardCaller Canada Inc. (1992-1998) and was a member of its Board of Directors. Mr. Zwebner founded CardCaller Canada in 1992, which developed the first Canadian fixed amount prepaid, multilingual telephone calling card. In June 1997, the shareholders, including Mr. Zwebner, of CardCall International Holdings, Inc. (“CIH”), the parent of CardCaller Canada, sold all of their shares in CIH to a U.S. public corporation. Mr. Zwebner continued as President and a director of CardCaller Canada until his resignation in August 1998. Prior to Mr. Zwebner’s resignation, the new owner of CIH disposed of substantially all of the assets of that company. Mr. Zwebner holds a B.A. in Computer Science and Business Administration from York University.

ANTHONY GREENWOOD

Mr. Greenwood, 46, is a Canadian attorney with Greenwoods Barristers & Solicitors. He was educated in Europe and North America, and practices law and acts as a consultant to both Canadian and U.S. private and public corporations in the area of business law, cross border financing, and dispute resolutions. He is a member of the International Law and Business Law sections of the American Bar Association and sits on several committees including the International Business Law Committee of the Section of Business Law. He is also a member of the Canadian Bar Association, the London, England-based International Bar Association, and the Tokyo-based Inter-Pacific Bar Association. Mr. Greenwood is an author of many academic articles in the areas of secured financing, corporate finance, financial service regulation, and international debt recovery & dispute resolution, and is an associate editor of the Canadian-based international Banking & Finance Law Review and an editor of the Australian-based international law publication Journal of Banking and Finance, Law & Practice. Mr. Greenwood is also a part time lecturer at the Osgoode Hall Law School (Toronto, Canada).

ANTHONY HELLER.

Mr. Heller, 53, has served as a Director of the Company since December 1998. He has served as the President of Plazacorp Investments Limited (a real estate development company based in Toronto, Canada) since 1994. Since 1994, Plazacorp has completed over $100 million worth of real estate developments principally in Canada. Mr. Heller has also been involved in venture capital financings and has consulted to both privately held and publicly traded companies in which he has invested.

ADRIAN GARBACZ

Mr. Garbacz, 45, has been a member of our Board of Directors since January, 2003. Mr. Garbacz is currently Chief Executive Officer of The Grisdale Group of Companies, Queens, NY, engaged in the real estate development and finance industry. Mr. Garbacz received a B.A. in Accounting (1985) from Touro College and his certified public accountant designation in the state of New York in 1987. He is a member of the audit committee of our Board of Directors.

JOSEPH GRUNWALD

Mr. Grunwald, 41, has been a member of our Board of Directors since January, 2003. Mr. Grunwald has been involved in the banking industry for over 15 years. He is currently a Senior Vice President with Safra Bank, New York, NY where he is Director of Domestic Business Development. Mr. Grunwald received a B.A. in Economics (1983) from the City University of New York and an M.B.A. from Long Island University (1986). He is a member of the audit committee of our Board of Directors.

KEVIN CRUMBO

Mr. Crumbo, 38, has been a member of our Board of Directors since October, 2004. Mr. Crumbo began his career on the staff of Coopers & Lybrand in 1988. From 1990 to 2001, he served in several financial and business development roles for various private and public companies. In 2001 he started a solo management consulting practice that later affiliated with KraftCPAs in 2004 to form Kraft Corporate Recovery Services LLC where he is now the chief manager. Mr. Crumbo received a B.S. in Accounting from the University of Kentucky in 1988 and M.B.A. from Vanderbilt University in 1996. He holds certificates in public and forensic accounting.

R. GREGORY BREETZ, JR.

Mr. Breetz, 42, has been a member of our Board of Directors since October, 2004. He is currently serving as an Executive in Residence with the private equity firm, Dolphin Equity Partners in New York, with whom he has worked since 2001. From May 1995 to November 2000 Mr. Breetz served as the South Region CFO of XO Communications, a telecommunications provider in U.S. major metropolitan markets. Mr. Breetz was the CFO for MCMG, a RSA management company he co-founded, from 1990 to May 1995. Prior to that, Mr. Breetz spent three years with Arthur Andersen LLP (an international accounting firm) in its Louisville, Kentucky office. Mr. Breetz received a B.S. in Accounting and Finance from the University of Kentucky and is a certified public accountant. He is a member of the audit committee of our Board of Directors.

Meetings of the Board of Directors; Committees

During the fiscal year ended June 30, 2004, there were four meetings of the Board. Each director attended in excess of 75% of the total number of meetings of the Board during fiscal year 2004. In addition, from time to time, the members of the Board and its Audit Committee acted by unanimous written consent pursuant to Florida law.

Audit Committee

The Board of Directors has an Audit Committee which currently consists of Messrs. Garbacz, Grunwald and Breetz. Mr. Breetz was added to the Audit Committee on October 28, 2004. The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. During the fiscal year ended June 30, 2004, the Audit Committee held seven meetings. The Audit Committee has the authority and responsibility to hire one or more independent auditors to audit the Company’s books, records and financial statements and to review the Company’s systems of accounting (including its systems of internal control), to discuss with such independent auditors the results of such audit and review, to conduct periodic independent reviews of the systems of accounting (including systems of internal control), and to make reports periodically to the Board of Directors with respect to its findings. The Board of Directors has determined that each Audit Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee.

All of the members of the Audit Committee are independent of the Company (as defined under current Rule 4200(a)(15) of the National Association of Securities Dealers (“NASD”) listing standards).

Audit Committee Report

The Board of Directors appoints an Audit Committee each year to review the Company’s financial matters. The members of the Audit Committee are Messrs. Garbacz and Grunwald and, as of October 28, 2004, Mr. Breetz as well. Each member of the Company’s Audit Committee meets the independence requirements set by the Securities and Exchange Commission (“SEC”) and the NASD. The Audit Committee operates under a written charter adopted by the Board of Directors, which is included as Appendix “A” to this Proxy Statement.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee the Company’s financial reporting activities. The Audit Committee meets with the Company’s independent auditors and reviews the scope of their audit, report and recommendations. The Audit Committee also recommends to the Board of Directors the selection of the Company’s independent auditors. The Audit Committee members reviewed and discussed the audited financial statements for the fiscal year ending June 30, 2004 with management. The Audit Committee also discussed all the matters required to be discussed by Statement of Auditing Standard No. 61, “Communications with Audit Committees,” with the Company’s independent auditors, Horwath Orenstein LLP. The Audit Committee received the written disclosures and the letter from Horwath Orenstein LLP as required by Independence Standards Board Standard No. 1 and has discussed the independence of Horwath Orenstein LLP with representatives of such firm.

Based on their review and the discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K filed with the SEC.

Respectfully submitted,

Audit Committee of the Company’s Board of Directors

Adrian Garbacz

Joseph Grunwald

Governance and Nominating Committee

The Governance and Nominating Committee consists of Messrs. Garbacz, Grunwald and Breetz, all of whom meet the independence requirements prescribed by the Marketplace Rules of the NASD. The committee is responsible for recommending candidates for election to the Board of Directors for approval and nomination by the Board of Directors. The committee is also responsible for making recommendations to the Board of Directors or otherwise acting with respect to corporate governance matters, including board size and membership qualifications, new director orientation, committee structure and membership, communications with shareholders, and board and committee self-evaluations. The Governance and Nominating Committee operates under a written charter adopted by the Board of Directors, which is included as Appendix “B” to this Proxy Statement.

The Committee will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Committee may also take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held. To have a candidate considered by the Committee, a shareholder must submit the recommendation in writing and must include: (i) the name of the shareholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and (ii) the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if nominated by the Committee.

The shareholder recommendation and information described above must be sent to the corporate secretary at 300 Consilium Place, Suite 500, Toronto, Ontario M1H 3G2, and must be received by the corporate secretary not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs.

The Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. The Company also seeks to have the Board represent a diversity of backgrounds, and experience.

The Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the Board. The Committee also, from time to time, may engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by shareholders.

Once a person has been identified by the Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Committee determines that the candidate warrants further consideration, the Committee chairperson contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. Members of the Committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although, as stated above, the Committee may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Compensation of Directors

The compensation plan for each independent director is as follows: (i) $3,000 per quarter; and (ii) $6,000 per annum (in addition to items (i) and (iii) hereof); and (iii) $3,000 for attendance at the Company’s annual meeting of shareholders, along with travel expenses related thereto; and (iv) issuance of 2,000 shares of the common stock of the Company per annum for continued service on the Board of Directors.

Code of Ethics

The Company has adopted a Code of Ethics applicable to all directors, officers and employees, including the chief executive officer, senior financial officers and other persons performing similar functions. The Code of Ethics is a statement of business practices and principles of behavior that support the Company’s commitment to conducting business while maintaining the highest standards of business conduct and ethics. The Company’s Code of Ethics covers topics including, but not limited to, compliance resources, conflicts of interest, compliance with laws, rules and regulations, internal reporting of violations and accountability for adherence to the Code. Any amendment of the Code of Ethics or any waiver of its provisions for a director, executive officer or senior financial officer must be approved by the Board of Directors. The Company will publicly disclose any such waivers or amendments pursuant to applicable SEC and NASDAQ Stock Market regulations.

Principal Shareholders

The following table sets forth the beneficial ownership, as of October 18, 2004, of shares of our common stock by (i) each person who is known to us to be the beneficial owner of more than 5% of our common stock; (ii) each director and named executive officer (defined above) individually; and (iii) all directors and executive officers as a group. Beneficial ownership of common stock has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 of the Securities and Exchange Commission, under the Securities Exchange Act of 1934, as amended, which provide, among other things, that a person is deemed to be the beneficial owner of common stock if such person, directly or indirectly, has or shares voting power or investment power with respect to the common stock or has the right to acquire such ownership within sixty days after the date of this proxy statement.

Name and Address of Beneficial Owners	Number of Shares		Percent of Class(1)
Directors and Executive Officers

Charles Zwebner*	3,299,734	(2)	25.58

Anthony Heller*	944,800	(3)	7.33

Anthony Greenwood*	15,000		*	*

Adrian Garbacz*	4,000		*	*

Joseph Grunwald*	4,000		*	*

Kevin Crumbo*	0		0

R. Gregory Breetz, Jr.*	0		0

David Hurwitz*	16,250	(4)	*	*

Patricia Golding*	6,250	(5)	*	*

Greg Stevens*	0		0

Valerie Ferraro*	0		0

All Directors and Executive Officers as a Group (11 persons)	4,290,034		33.21

*	The address for each listed director and executive officer is c/o 300 Consilium Place, Suite 500, Toronto, Ontario M1H 3G2
**	Represents beneficial ownership of less than one (1%) percent of the Company’s outstanding shares of common stock.
(1)	Based on 12,897,250 shares of common stock outstanding as of the date of this filing.
(2)	Includes 1,523,800 shares of common stock currently held in the name of 1231912 Ontario, Inc., a corporation controlled by Charles Zwebner.
(3)	Includes 400,000 shares of common stock currently held in the name of 1054311 Ontario Limited and 254,000 shares of common stock currently held in the name of Helmsbridge Holdings, Ltd., corporations controlled by Anthony Heller.
(4)	Includes a currently exercisable option to purchase 16,250 shares of common stock.
(5)	Includes a currently exercisable option to purchase 6,250 shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent (10%) of a registered class of the Company’s equity securities (collectively “Reporting Persons”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. In addition, under Section 16(a), trusts for which a Reporting Person is a trustee and a beneficiary (or for which a member of his immediate family is a beneficiary) may have a separate reporting obligation with regard to ownership of the Common Stock and other equity securities of the Company. Such Reporting Persons are required by rules of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such forms furnished to the Company and written representations from the Reporting Persons, the Company believes that during the year ended June 30, 2004, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

Certain Relationships and Related Transactions

The Company paid marketing and design fees for the periods ending June 30, 2004 and 2003 of $141,664 and $121,901, respectively, to a corporation controlled by Mitchell Shore, a former officer and shareholder.

The Company paid professional fees for legal services for the period ending June 20, 2004 and 2003 of $159,752 and $108,837, respectively, to Greenwoods Barristers & Solicitors, of which Anthony Greenwood, a director and minority shareholder, is a member.

On December 31, 2003, the Company, in connection with a stock option granted to Charles Zwebner on December 20, 2000, issued 2,260,934 shares of its common stock to Mr. Zwebner.

On March 28, 2003, the Company purchased 20% of the outstanding shares of Odyssey Management Group, Inc. (“Odyssey”) a corporation of which the Company’s chairman is a shareholder and director for $500,000.

In June 2004, Odyssey advised the Company it had decided to terminate operations. As part of its cessation of business, on June 30, 2004 the Company was repaid its original purchase price ($500,000) for its investment in Odyssey, along with the repayment of $128,393 in advances to fund the Company’s share of operating losses, for a total of $628,393 by a corporation of which the Company’s chairman is a shareholder and director. The business of Odyssey was terminated effective June 30, 2004.

On November 12, 2002, the Company entered into a Commercial Services and Marketing Agreement with Digital Way, S.A., a Peruvian corporation (“Digital Way”). In addition, Yak Communications (Canada), Inc., a subsidiary of the Company, entered into a Telecommunications Services and Disbursement Agreement with Digital Way. Pursuant to these agreements, the Company is providing certain telecommunication services to Digital Way.

Digital Way intends to establish “dial around” long distance service in Lima, Peru using the Company’s services. Digital Way is partly-owned by Universal Communications Systems, Inc., a public company whose chairman and principal shareholder is Michael Zwebner. Michael Zwebner is also a director of Digital Way. Michael Zwebner and Charles Zwebner are brothers. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Management

The following table contains the names, positions and ages of the executive officers of the Company:

Name	Age	Position(s) Held
Charles Zwebner	46	Chairman, President and Chief Executive Officer
David Hurwitz	41	Chief Operating Officer
Patricia Golding	38	Vice President – Strategic Assessment & Operations
Anthony Greenwood	46	Secretary
Greg Stevens	41	Chief Financial Officer
Valerie Ferraro	53	President – Yak Communications (Canada) Inc.

Executive Compensation

The Company does not have a formal compensation committee but its independent directors serve the role of the compensation committee and review the CEO’s compensation package. The following table sets forth information about the compensation paid or accrued by the Company to the Company’s named executive officers whose aggregate compensation exceeded $100,000, for the last three completed fiscal years:

SUMMARY COMPENSATION TABLE

						Long-Term Compensation
	Annual Compensation					Awards
						Securities Underlying Options
Name and Principal Position	Year	Salary		Bonus			Other Compensation
Charles Zwebner – President, Chairman and Chief Executive Officer	2001 2002 2003 2004	$ $ $ $	120,000 120,000 120,000 210,000	$ $ $ $	100,000 100,000 175,000 67,000	1,284,000 — — —	$ $	— 144,871 — 12,815,000	(1) (2)
David Hurwitz – Chief Operating Officer(3)	2004		$102,000		—	130,000		—
Taras Kapaniako – Chief Technology Officer	2004		$115,500		$19,500	50,000		—

(1)	Represents guaranty/consulting fees paid to a corporation controlled by Mr. Zwebner in connection with his guaranty of our accounts receivable factoring arrangement and other services provided by Mr. Zwebner in obtaining such financing.
(2)	On December 31, 2003, the Company issued 2,260,934 shares of its common stock to Mr. Zwebner in connection with the exchange of an option to purchase 2,568,000 shares of common stock held by Mr. Zwebner. Such shares of common stock were valued at an aggregate of $12,815,000, or 2,260,934 shares of common stock assuming a discounted market price of $5.67 per share as of November 30, 2003. See “Compensation of Officers – Employment Agreements” below.
(3)	David Hurwitz joined the Company in November, 2003.

Employment Contracts, Terminations of Employment and Change in Control Arrangements

On January 1, 2004, the Company and our Canadian subsidiary entered into an Employment Agreement with Charles Zwebner, our President and Chief Executive Officer, which provides him an annual base salary of $300,000. The Employment Agreement expires on December 31, 2006, unless terminated earlier in accordance with the provisions of the agreement. Mr. Zwebner’s employment agreement also provides for annual salary increases and bonuses as determined by our Board of Directors.

Option Grants in Last Fiscal Year

Non-qualified options for 2,568,000 common shares were granted to an individual who is a director and chief executive officer and are exercisable at $0.78 per share on or before December 31, 2003, or upon the sale of the Company. These options were exchanged for

2,260,934 shares of common stock on December 31, 2003. For purposes of this exchange, which took the form of the redemption of certain stock of a corporate intermediary, the option was valued by an independent valuator at an aggregate of $12,815,000, or 2,260,934 shares of common stock assuming a discounted market price of $5.67 per share as of November 30, 2003, which is the amount of shares equal to the common stock underlying such option had the option been exercised on a cash less basis as otherwise provided in the subject option. The Company has accounted for the transaction as a non-monetary exchange of shares that does not represent the culmination of the earning process. Accordingly the exchange was recorded at carrying value, with no dividend recorded on the redemption of stock.

The Board of Directors recommends a vote IN FAVOR OF Proposal 1 to elect the seven nominees listed above. If no instructions are given on a properly executed and returned proxy, the shares of Common Stock represented thereby will be voted IN FAVOR OF Messrs. Zwebner, Greenwood, Heller, Garbacz, Grunwald, Kevin Crumbo and R. Gregory Breetz, Jr.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT AUDITORS

The Board of Directors of the Company, upon recommendation of the Audit Committee, has appointed the firm Horwath Orenstein LLP to serve as independent auditors of the Company for the fiscal year ending June 30, 2005, subject to the ratification of this appointment by the shareholders of the Company.

The Board of Directors recommends that you vote FOR this Appointment of Independent Auditors.

OTHER INFORMATION

Proxy Solicitation

All costs of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the officers and regular employees of the Company may solicit proxies personally or by telephone.

Other Business

The Board knows of no other matter to be presented at the meeting. If any additional matter should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

Information Concerning Auditors

Based upon the recommendation of its Audit Committee, the Board had selected the firm of Horwath Orenstein LLP as the independent auditors of the Company for the fiscal year ending June 30, 2004. The Audit Committee also made a recommendation for Horwath Orenstein LLP to serve as the independent auditors for the fiscal year ending June 30, 2005. The Company anticipates a representative from Horwath Orenstein LLP will be in attendance at the Meeting and will have an opportunity to make a statement if they so choose, and such representative will be available to respond to appropriate questions.

Aggregate fees billed to the Company for the fiscal year ended June 30, 2004 by the Company’s principal accounting firm, Horwath Orenstein LLP and their respective members and affiliates, were as follows:

Audit Fees.    The aggregate fees billed by our auditors, for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended June 30, 2003 and 2004, along with fees for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-QSB during that fiscal period were $66,600 for 2003 and $100,000 for 2004.

Audit Related Fees.    The Company incurred aggregate fees to auditors of $37,800 for audit related fees during the two fiscal years ended June 30, 2004. These services related to the Company’s SEC and NASDAQ filings and applications and preparation of special audit reports filed with the Canadian Radio-Television and Telecommunication Commission.

Tax Fees.    The aggregate fees billed by auditors for taxation compliance related services during the two fiscal years ended June 30, 2004 was $20,400.

All Other Fees.    The aggregate fees billed by auditors for services rendered to the Company, other than the services covered in “Audit Fees” and for the two fiscal years ended June 30, 2004 were $141,500. These fees primarily related to non-audit acquisition services relating to the Company’s due diligence review and acquisition of Contour and Argos as well as the transaction with Convexia.

The Audit Committee believes that the services provided to the Company for such fees noted above were compatible with maintaining such principal auditor’s independence.

Deadline For Submission of Shareholder Proposals

In order for any proposal pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934 to be eligible for inclusion in the Company’s proxy materials for the 2005 Annual Meeting of Shareholders, such proposal must, in addition to meeting the shareholder eligibility and other requirements of the Securities and Exchange Commission’s rules governing such proposals, be received not later than June 2, 2005 by the President or the Secretary of the Company at the Company’s principal executive offices, 300 Consilium Place, Suite 500, Toronto, Ontario, Canada M1H 3G2.

Additional Information

Accompanying this Proxy Statement is a copy of the Company’s Annual Report on Form 10-K for the year ended June 30, 2004. The Annual Report on Form 10-K constitutes the Company’s Annual Report to Shareholders for purposes of Rule 14a-3 under the Securities Exchange Act of 1934.

Shareholders who have questions in regard to any aspect of the matters discussed in this Proxy Statement should contact Charles Zwebner, Chief Executive Officer of the Company, at (647) 722-2752.

By Order of the Board of Directors

Charles Zwebner, Chairman of the Board, President

and Chief Executive Officer

APPENDIX A

YAK COMMUNICATIONS INC.

AUDIT COMMITTEE CHARTER

I.	Purpose

The primary functions of the Audit Committee are to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethical behavior; (ii) the Company’s auditing, accounting and financial reporting processes generally; (iii) the Company’s financial statements and other financial information provided by the Company to its stockholders, the public and others; (iv) the Company’s compliance with legal and regulatory requirements; and (v) the performance of the Company’s internal accounting department and independent auditors. Consistent with these functions, the Committee will encourage continuous improvement of, and foster adherence to, the Company’s policies, procedures and practices at all levels.

Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. The members of the Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Committee to conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of Management and the independent auditors.

II.	Organization

The Audit Committee shall be comprised of two or more directors as determined by the Board of Directors, each of whom shall satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act of 1934, the National Association of Securities Dealers and any other regulatory requirements. The Committee may form and delegate authority to subcommittees when appropriate.

III.	Meetings

The Audit Committee shall meet on a quarterly basis, or more frequently as circumstances require. The Committee shall require members of Management, the internal accounting department, the independent auditors and others to attend meetings and to provide pertinent information, as necessary.

IV.	Responsibilities and Duties

In recognition of the fact that the Company’s independent auditors are ultimately accountable to the Audit Committee, the Committee shall have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors or nominate the independent auditors for shareholder approval. The Committee shall approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Committee shall consult with Management but shall not delegate these responsibilities.

To fulfill its responsibilities and duties, the Audit Committee shall:

(A)	With respect to the independent auditors:

Be directly responsible for the appointment, compensation and oversight of the work of the independent auditors (including resolution of disagreements between Management and the independent auditors regarding financial reporting) for the purpose of preparing its audit report or related work.

Have the sole authority to (i) review in advance, and grant any appropriate pre-approvals of all auditing services to be provided by the independent auditors and all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act of 1934 and Section 202 of the Sarbanes-Oxley Act, (ii) appoint, determine funding for, and oversee the outside auditors as set forth in Section 301 of the Sarbanes-Oxley Act, (iii) engage and determine funding for independent counsel and other advisors as set forth in Section 301 of the Sarbanes-Oxley Act, and (iv) establish procedures for complaints as set forth in Section 301 of the Sarbanes-Oxley Act. The Committee shall also review and approve disclosures required to be included in Securities and Exchange Commission periodic reports filed under Section 13(a) of the Securities Exchange Act of 1934 with respect to non-audit services.

Review the performance of the Company’s independent auditors on at least an annual basis.

At least annually, obtain and review an annual report from the independent auditors describing (i) the independent auditors’ internal quality control procedures and (ii) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

Confirm that the lead audit partner, or the lead audit partner responsible for reviewing the audit, for the Company’s independent auditors has not performed audit services for the Company for each of the five previous fiscal years.

Review all reports required to be submitted by the independent auditors to the Committee under Section 10A of the Securities Exchange Act of 1934.

Review, based upon the recommendation of the independent auditors and the internal accounting department, the scope and plan of the work to be done by the independent auditors for each fiscal year.

(B)	With respect to financial statements:

Review and discuss with Management, the internal accounting department and the independent auditors the Company’s quarterly financial statements (including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the independent auditors’ review of the quarterly financial statements) prior to submission to stockholders, any governmental body, any stock exchange or the public.

Review and discuss: (i) with Management, the internal accounting department and the independent auditors the Company’s annual audited financial statements (including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”).

Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

Recommend to the Board of Directors, if appropriate, that the Company’s annual audited financial statements be included in the Company’s annual report on Form 10-KSB for filing with the Securities and Exchange Commission.

Prepare the report required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement and any other Committee reports required by applicable securities laws or stock exchange listing requirements or rules.

(C)	Periodic and Annual Reviews:

Periodically review separately with each of Management, the independent auditors and the internal accounting department (i) any significant disagreement between Management and the independent auditors or the internal accounting department in connection with the preparation of the financial statements, (ii) any difficulties encountered during the course of the audit (including any restrictions on the scope of work or access to required information), and (iii) Management’s response to each.

Periodically discuss with the independent auditors, without Management being present, (i) their judgments about the quality, appropriateness, and acceptability of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Company’s financial statements.

Consider and approve, if appropriate, significant changes to the Company’s accounting principles and financial disclosure practices as suggested by the independent auditors, Management or the internal accounting department. Review with the independent auditors, Management and the internal accounting department, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

Review with Management, the independent auditors, the internal accounting department and the Company’s counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company’s financial statements, including significant changes in accounting standards or rules as promulgated by the Financial Accounting Standards Board, the Securities and Exchange Commission or other regulatory authorities with relevant jurisdiction.

Obtain and review an annual report from Management relating to the accounting principles used in preparation of the Company’s financial statements (including those policies for which Management is required to exercise discretion or judgments regarding the implementation thereof).

(D)	Discussions with Management:

Review and discuss with Management the Company’s earnings press releases (including the use of “pro forma” or “adjusted” non-GAAP information) as well as financial information and earnings guidance provided to analysts and rating agencies.

Review and discuss with Management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current of future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

Inquire about the application of the Company’s accounting policies and its consistency from period to period, and the compatibility of these accounting policies with generally accepted accounting principles, and (where appropriate) the Company’s provisions for future occurrences which may have a material impact on the financial statements of the Company.

Review and discuss with Management (i) the Company’s major financial risk exposures and the steps Management has taken to monitor and control such exposures (including Management’s risk assessment and risk management policies), and (ii) the program that Management has established to monitor compliance with its code of business ethics and conduct for directors, officers and employees.

Review and discuss with Management all disclosures made by the Company concerning any material changes in the financial condition or operations of the Company. Obtain explanations from Management for unusual variances in the Company’s annual financial statements from year to year, and review annually the independent auditors’ letter of the recommendations to Management and Management’s response.

(E)	With respect to the internal audit function and internal controls:

Review, based upon the recommendation of the independent auditors and the head of the internal accounting department, the scope and plan of the work to be done by the internal accounting department.

Review and approve the appointment and replacement of the head of the internal accounting department, and review on an annual basis the performance of the internal accounting department.

In consultation with the independent auditors and the internal accounting department, (a) review the adequacy of the Company’s internal control structure and system, and the procedures designed to insure compliance with laws and regulations, and (b) discuss the responsibilities, budget and staffing needs of the internal accounting department.

Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

(F)	Other:

Review and approve all related-party transactions.

Review and approve (i) any change or waiver in the Company’s code of business conduct and ethics for directors or executive officers, and (ii) any disclosure made on Form 8-K regarding such change or waiver.

Establish the policy for the Company’s hiring of employees or former employees of the independent auditors who were engaged on the Company’s account.

Review any Management decision to seek a second opinion from independent auditors other than the Company’s regular independent auditors with respect to any significant accounting issue.

Review with Management and the independent auditors the sufficiency and quality of the internal accounting department staff and other financial and accounting personnel of the Company.

Review and reassess the adequacy of this Charter annually and recommend to the Board any changes the Committee deems appropriate.

The Committee shall conduct an annual performance evaluation.

Perform any other activities consistent with this Charter, the Company’s bylaws and governing law as the Committee or the Board deems necessary or appropriate.

V.	Resources

The Audit Committee shall have the authority to retain independent legal, accounting and other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Committee shall determine the extent of funding necessary for payment of compensation to the independent auditors for purpose of rendering or issuing the annual audit report and to any independent legal, accounting and other consultants retained to advise the Committee.

APPENDIX B

YAK COMMUNICATIONS INC.

GOVERNANCE AND NOMINATING COMMITTEE CHARTER

I.	Purpose

The Board of Directors has established a Governance and Nominating Committee for the purpose of (a) monitoring and overseeing matters of corporate governance, including the evaluation of Board performance and processes and the “independence” of directors, and (b) selecting, evaluating and recommending to the Board qualified candidates for election or appointment to the Board.

II.	Membership

The Governance and Nominating Committee will consist of a minimum of two members of the Board of Directors, all of whom shall meet the independence requirements established under applicable laws, regulations or listing requirements. The members of the Committee will be appointed by and serve at the discretion of the Board of Directors.

III.	Responsibilities

The responsibilities of the Committee shall include:

1.	Formulating, recommending to the Board and overseeing the implementation and administration of the Company’s corporate governance structure and framework.

2.	Monitoring and reviewing any issues regarding the “independence” of directors or involving potential conflicts of interest, and evaluating any change of status of directors and making recommendations regarding the propriety of continued service.

3.	Regularly review and make recommendations about changes to the charter of the Governance and Nominating Committee.

4.	Annually present to the Board a list of individuals recommended for nomination for election to the Board at the annual meeting of shareholders, and for appointment to the committees of the Board (including this Committee).

5.	Reviewing and reporting additional corporate governance matters as necessary or appropriate or as directed by the Chairman or the Board.

6.	Leading the search for, screening, evaluating and recommending to the Board qualified candidates or nominees for election or appointment as directors, including a review of such candidates’ capabilities, availability to serve, conflicts of interest and other relevant factors.

7.	Reviewing the composition of each Board committee and recommending committee assignments and committee chairs for consideration by the Board.

8.	Recommending the number of members that shall serve on the Board.

9.	Periodically review the compensation paid to non-employee directors for annual retainers (including Board and committee Chairs) and meeting fees, if any, and make recommendations to the Board for any adjustments. No member of the Committee will act to fix his or her own compensation except for uniform compensation to directors for their services as such.

10.	Periodically administering and reviewing with the Board an evaluation of the processes and performance of the Board in order to identify areas of concern or potential issues relating to Board and committee processes, performance and effectiveness and to assess and evaluate the overall effectiveness of individual directors.

B-1

11.	Obtain or perform an annual evaluation of the Committee’s performance and make applicable recommendations.

12.	Assist the Chair of the Committee in leading the Board’s annual review of the Chief Executive Officer’s performance.

The Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Committee has sole authority to retain and terminate outside counsel, any search firm used to identify director candidates, or other experts or consultants, as it deems appropriate, including sole authority to approve the firm’s fees and other retention terms. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

IV.	Director Qualification Guidelines

The Committee believes that it is in the best interest of the Company and its stockholders to identify and select highly-qualified candidates to serve as directors. The Committee will seek candidates for election and appointment who possess the highest standards of personal and professional ethics and integrity, practical wisdom and mature judgment and who are committed to staunchly representing the interests of the stockholders. The Committee also believes that the Board should be comprised of a diverse group of individuals with significant leadership accomplishments in international business, government, education or not-for-profit activities; who have been associated with institutions noted for excellence; and who have broad experience and the ability to exercise sound business judgment.

V.	Meetings and Reports

The Committee will hold regular meetings at least two times each year generally in conjunction with regularly scheduled meetings of the Board of Directors, and such special meetings as the Chair of the Committee or the Chairman of the Board may direct. The Committee will maintain written minutes of all of its proceedings, which minutes will be filed with the minutes of the meetings of the Board of Directors. At each regularly scheduled meeting of the Board of Directors, the Chair of the Committee shall provide the Board of Directors with a report of the Committee’s activities and proceedings. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board of Directors. The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Company, or (c) the laws of the State of Florida.

B-2

YAK COMMUNICATIONS INC.

300 CONSILIUM PLACE, SUITE 500

TORONTO, ONTARIO, CANADA M1H 3G2

(647) 722-2752

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles Zwebner and Anthony Heller, and each of them, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of common stock of Yak Communications Inc. (the “Company”) held of record by the undersigned on October 18, 2004 at the Annual Meeting of Stockholders to be held on December 16, 2004, and any adjournments thereof.

This Proxy When Properly Executed Will Be Voted As Directed. If No Direction Is Given With Respect To A Particular Proposal, This Proxy Will Be Voted For Such Proposal.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

The Board of Directors recommends a vote “FOR” Proposals 1 and 2.

☒  Please mark votes as in this example.

Proposal 1. Election of Directors	FOR	WITHHELD AUTHORITY
Nominee: Charles Zwebner	☐	☐
Nominee: Anthony Greenwood	☐	☐
Nominee: Anthony Heller	☐	☐
Nominee: Adrian Garbacz	☐	☐
Nominee: Joseph Grunwald	☐	☐
Nominee: Kevin Crumbo	☐	☐
Nominee: R. Gregory Breetz, Jr.	☐	☐

(Continued and to be signed on reverse side.)

Proposal 2.    Approval of the Company’s Independent Auditors.

☐  FOR            ☐  AGAINST            ☐  ABSTAIN

In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

Mark Here for Address Change ☐ and Note new address in space provided.

Signature

Date

Signature

Date

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the person named on the stock certificate has died, please submit evidence of your authority. If a corporation, please sign in full corporate name by the President or authorized officer and indicate the signer’s office. If a partnership, please sign in the partnership name by an authorized person.